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SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

        SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT, dated as of March 25, 2002 (this "Second Amendment"), among MedicaLogic/Medscape, Inc., an Oregon corporation ("Parent"), MedicaLogic Enterprises, Inc., a Delaware corporation ("MedicaLogic Enterprises"), MSCP Holdings, Inc., a Delaware corporation ("MSCP Holdings"), MedicaLogic of Texas, Inc., a Delaware corporation ("MedicaLogic Texas"), and MedicaLogic Pennsylvania, LLC, a Delaware limited liability company ("MedicaLogic Pennsylvania" and, together with Parent, MedicaLogic Enterprises, MSCP Holdings and MedicaLogic Texas, "Seller"), and GE Medical Systems Information Technologies, Inc., a Wisconsin corporation ("Buyer").

W I T N E S S E T H:

        WHEREAS, Buyer and Seller have entered into the Asset Purchase Agreement, dated as of January 24, 2002, as amended by First Amendment to Asset Purchase Agreement, dated as of March 18, 2002 (as amended, the "Asset Purchase Agreement"), providing for the sale of substantially all of the assets of the Business (as defined in the Asset Purchase Agreement) upon the terms and subject to the conditions contained therein;

        WHEREAS, Buyer and Seller have entered into the Consent To Exclude Certain Leases dated March 14, 2002;

        WHEREAS, Buyer and Seller have entered into the First Amendment to Asset Purchase Agreement dated March 18, 2002; and

        WHEREAS, Buyer and Seller desire to amend the Asset Purchase Agreement in certain respects in accordance with Section 12.7 thereof.

        NOW, THEREFORE, in consideration of the premises and of the agreements herein contained, the parties hereto agree as follows:

        1.    The Disclosure Schedules to the Asset Purchase Agreement shall be revised as follows:

          a.    Schedule 2.2(d) is hereby amended by amending and restating in its entirety item 3 as follows: "The laptop computers (including the Microsoft licenses loaded onto such computers), peripherals and other office equipment used by the Retained Employees. In the event of any inconsistency between this Schedule 2.2(d) Item 3 and the other schedules to the Agreement, this Schedule 2.2(d) Item 3 shall control."

          b.    Schedule 3.2 is hereby amended by amending and restating in its entirety item (v) as follows: "(v) Employee promissory notes in favor of Seller, except for the following employees: Chad Aicklen; Mike Cohen; Malcolm Costello; John Geller; Mitchell Jackson; Rheta Kwan; Mark Leavitt; David Moffenbeier; and, Pat Wolfram.

          c.    Schedule 2.1(e) is hereby amended by adding as "Seller Agreements" the Contracts listed on Annex A and deleting the Contract listed as item 80 (Letter Agreement for Consulting Services with J. Robert Beck (Consultant) and Medscape, Inc., dated September 30, 1999). Schedule 2.1(e) is hereby further amended by adding the following Contract as a "Seller Agreement": Data Supply Agreement, by and between MedicaLogic/Medscape, Inc. and Surveillance Data Inc., dated February 2002.

          d.    Schedule 5.13(a) is hereby amended by adding the following person: John LeClair.

          e.    Schedule 5.13(b)(ii) is hereby amended by deleting the following consultant: John LeClair.

          f.      Attachment 2.1(e)(iii) is hereby amended by deleting the following consultant: John LeClair.

        2.    Capitalized terms not defined herein shall have the respective meanings provided in the Asset Purchase Agreement. The Asset Purchase Agreement, as amended by this Second Amendment, shall remain in full force and effect in accordance with its terms. This Second Amendment may be executed in two or more counterparts.

        3.    To the extent of any inconsistencies between this Second Amendment and the Asset Purchase Agreement, this Second Amendment shall govern.

        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be signed by their respective officers thereunto duly authorized all as of the date first written above.

MEDICALOGIC/MEDSCAPE, INC.
By	/s/ MARK E. BOULDING
Name:	Mark E. Boulding
Title:	General Counsel, Executive Vice President and Secretary
MEDICALOGIC ENTERPRISES, INC.
By	/s/ MARK E. BOULDING
Name:	Mark E. Boulding
Title:	Secretary
MSCP HOLDINGS, INC.
By	/s/ MARK E. BOULDING
Name:	Mark E. Boulding
Title:	Secretary
MEDICALOGIC OF TEXAS, INC.
By	/s/ MARK E. BOULDING
Name:	Mark E. Boulding
Title:	Secretary
MEDICALOGIC PENNSYLVANIA, LLC
By	/s/ MARK E. BOULDING
Name:	Mark E. Boulding, on behalf of the sole member
GE MEDICAL SYSTEMS INFORMATION TECHNOLOGIES, INC.
By	/s/ PAM S. KROP
Name:	Pam S. Krop
Title:	Counsel

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SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT